AUDIBLE ANNOUNCES FIRST QUARTER 2007 FINANCIAL RESULTS

Company Reports Q1 2007 Revenue of $25.3 Million
Positive Adjusted EBITDA for Quarter

NEWARK, NJ, May 3, 2007 — Audible, Inc. (NASDAQ: ADBL; www.audible.com), the leader in spoken audio entertainment, information, and educational programming on the Internet, today announced unaudited financial results for the first quarter ended March 31, 2007.

Audible reported consolidated first quarter net revenues of $25.3 million, up 28% over the first quarter of 2006 and up 9% over the fourth quarter of 2006. Adjusted EBITDA of $ 0.9 million, increased by $2.4 million over the negative EBITDA reported in the first quarter of 2006. Net loss for the first quarter of 2007 was $1.2 million, or ($0.05) per share, a decrease from the net loss of $3.0 million, or ($0.12) per share, reported in the first quarter of 2006. During the quarter 72,000 AudibleListener members were acquired.

“The first quarter saw continued improvement on the bottom line, as well as a striking change in the mix of our new member additions,” noted Donald Katz, CEO and Chairman, Audible, Inc. “The mix of new members in the first quarter included an increased percentage of higher-revenue monthly AudibleListener members who responded to our introductory membership offer. This, plus strong, programmatic execution by our merchants - particularly with our email campaigns - led to a promising start to the year.”

First Quarter 2007 Key Financial and Operating Metrics

Consolidated Net Revenue: Consolidated net revenue totaled $25.3 million in first quarter of 2007, a 28% increase over the $19.7 million reported in the first quarter of 2006 and a sequential increase of 9% over $23.2 million in the fourth quarter of 2006.

Adjusted EBITDA: Adjusted EBITDA was $0.9 million. This is based upon a net loss of $1.2 million, which excludes stock-based compensation of $1.6 million, depreciation and amortization of $1.3 million, and interest income (net) of $0.8 million. Adjusted EBITDA increased by $2.4 million from $(1.5) million reported in the first quarter of 2006 and increased $0.4 million from $0.5 million in the fourth quarter of 2006, in each case excluding the same additional expenses from such amounts as listed above.

Deferred revenue: Deferred revenue was $15.8 million at March 31, 2007, a $1.4 million or 10% increase over the $14.4 million balance at December 31, 2006.

Total New AudibleListener Members: 71,874 new AudibleListener members were acquired during the first quarter of 2007, a 2% increase from the 70,400 reported in the previous quarter and down from 79,000 new AudibleListener members in first quarter of 2006.

Conference Call

Senior management will host an investor teleconference at 5:00 p.m. EDT today, to discuss first quarter results as well as related financial and operational developments. A live webcast of the conference call is available at www.audible.com/ir for audio streaming access to the call. To participate in the call, the dial-in number is (866)-904-6908 or +1-(416)-915-8329. Passcode 3009412.

Use of Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, Audible presents financial measures that are non-GAAP measures, specifically adjusted EBITDA. Adjusted EBITDA is net (loss) income excluding interest, taxes, depreciation, amortization, impairment and stock based compensation. Audible believes that this non-GAAP measure, viewed in addition to and not in lieu of Audible's reported GAAP results, provides useful information to investors regarding its performance and overall results of operations. These metrics are an integral part of Audible’s internal reporting to measure the performance of the company and the overall effectiveness of senior management. Reconciliations to comparable GAAP measures are available in the accompanying schedules to this press release and on Audible's Web site. The GAAP financial measures presented are consistent with Audible's historical financial reporting practices. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies, and are not identical to corresponding measures used in our various agreements or other public filings. Management also presents total cash sales. The measurement of total cash sales is defined as the change in deferred revenue plus consolidated net sales. Management believes that total cash sales is a useful measurement when understanding the increase in deferred revenue.

About Audible, Inc.:

Audible (www.audible.com) is the leader in spoken audio information and entertainment on the Internet. Content from Audible is downloaded and played back on personal computers, CDs, or AudibleReady computer-based and wireless mobile devices. Audible has 130,000 hours of audio programs from more than 420 content partners that include leading audiobook publishers, broadcasters, entertainers, magazine and newspaper publishers, and business information providers. Audible is the preeminent provider of spoken-word audio products for Apple’s iTunes Store. Among Audible’s key business relationships are Apple Inc., Amazon.com, Palm, Inc, Creative Labs, Inc., SanDisk, and XM Satellite Radio. Audible has approximately 170 employees with headquarters in Newark, NJ and an office in London, England.

Audible, audible.com, AudibleListener, and AudibleReady are registered trademarks of Audible, Inc. and all are part of the family of Audible, Inc. trademarks. Other product or service names mentioned herein are the trademarks of their respective owners.

Forward-Looking Statements

The statements in this press release which are not historical facts may be deemed to contain forward-looking statements about Audible. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, Audible's limited operating history, history of losses, uncertain market for its services, and its inability to license or produce compelling audio content and other risks and uncertainties detailed in Audible's Securities and Exchange Commission filings. No forward-looking statement can be guaranteed. Forward-looking statements speak only as of the date on which they are made and Audible, Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2007	2006	2006

Revenue, net:
Content and services:
Consumer content	$24,979	$22,536	$19,281
Point of sale rebates	(19)	(25)	(167)
Services	24	26	33
Total content and services	24,984	22,537	19,147
Hardware	77	148	125
Related party revenue	91	395	373
Other	112	70	70
Total revenue, net	25,264	23,150	19,715

Operating expenses:
Cost of content and services revenue:
Royalties and other content charges	11,256	9,734	7,983
Discount certificate rebates	260	418	298
Total cost of content and services revenue	11,516	10,152	8,281
Cost of hardware revenue	179	246	675
Cost of related party revenue	129	139	158
Operations	3,826	3,225	3,102
Technology and development	4,571	4,303	3,694
Marketing	3,904	4,108	4,301
General and administrative	3,104	3,402	3,201
Total operating expenses	27,229	25,575	23,412

Loss from operations	(1,965)	(2,425)	(3,697)

Loss on equity investment	(60)	(94)	-

Other income (expense):
Interest income	845	822	660
Other expense	(6)	-	-
Other income, net	839	822	660

Loss before income taxes	(1,186)	(1,697)	(3,037)

Income tax expense	(24)	(5)	(3)
State income tax benefit	-	769	-

Net loss	$(1,210)	$(933)	$(3,040)

Basic and diluted net loss per common share	$(0.05)	$(0.04)	$(0.12)

Basic and diluted weighted average common shares outstanding	24,205,043	24,158,857	24,481,751

AUDIBLE INC. AND SUBSIDIARY
NON-GAAP INFORMATION
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended
	March 31,	December 31,	March 31,
	2007	2006	2006

Stock-based compensation included in expense line items:
Operations	$347	$344	$143
Technology and development	293	294	131
Marketing	300	327	204
General and administrative	636	787	616
	$1,576	$1,752	$1,094

Depreciation and amortization included in expense line items:
Operations	$11	$15	$14
Technology and development	1,131	1,148	994
Marketing	-	-	-
General and administrative	168	145	114
	$1,310	$1,308	$1,122

Reconciliation to Non-GAAP Financial Measures (unaudited)
Net loss	$(1,210)	$(933)	$(3,040)
Add back:
Stock-based compensation	1,576	1,752	1,094
Depreciation and amortization	1,310	1,308	1,122
Income tax expense	24	5	3
Less:
Interest income, net	(839)	(822)	(660)
State income tax benefit	-	(769)	-

Non-GAAP adjusted EBITDA	$861	$541	$(1,481)

Reconciliation to Non-GAAP Financial Measures (unaudited)
Total revenue, net	$25,264	$23,150	$19,715
Add:
Change in deferred revenue	1,432	2,258	2,076
Non-GAAP total cash sales	$26,696	$25,408	$21,791

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	March 31,	December 31,
Assets	2007	2006
	(unaudited)

Current Assets:
Cash and cash equivalents	$19,086	$14,925
Short-term investments	46,415	51,295
Interest receivable on short-term investments	379	626
Accounts receivable, net of allowance	3,589	4,181
Accounts receivable, related parties	169	100
Royalty advances	637	710
Prepaid expenses and other current assets	1,452	1,797
Inventory	125	212
Total current assets	71,852	73,846

Property and equipment, net	10,989	8,149
Other assets	950	781

Total Assets	$83,791	$82,776

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$2,860	$3,121
Accrued expenses	5,180	4,678
Accrued royalties	7,323	9,028
Accrued compensation	844	778
Deferred revenue, current	15,180	13,840
Total current liabilities	31,387	31,445

Deferred revenue, non current	603	513
Other liabilities, non current	525	262
Royalty obligations, non current	75	90

Commitments and contingencies

Stockholders' Equity:
Common stock	242	241
Additional paid-in capital	192,745	190,799
Accumulated other comprehensive (loss) income	(38)	(36)
Accumulated deficit	(141,748)	(140,538)
Total Stockholders' Equity	51,201	50,466

Total Liabilities and Stockholders' Equity	$83,791	$82,776

AUDIBLE INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three months ended
	March 31,
	2007	2006

Cash flows from operating activities:
Net loss	$(1,210)	$(3,040)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,310	1,122
Non-cash stock-based compensation charge	1,576	1,094
Accretion of discounts on short-term investments	(259)	(230)
Changes in assets and liabilities:
Interest receivable on short-term investments	247	35
Accounts receivable, net	591	(582)
Accounts receivable, related parties	(68)	(3)
Royalty advances	73	11
Prepaid expenses and other current assets	346	(1,083)
Inventory	86	223
Other assets	(169)	(774)
Accounts payable	(261)	(2,413)
Accrued expenses	(227)	(482)
Other liabilities, non current	263	-
Accrued royalties	(1,707)	7
Accrued compensation	29	393
Deferred revenue	1,430	2,076
Net cash provided by (used in) operating activities	2,050	(3,646)

Cash flows from investing activities:
Purchases of property and equipment	(3,284)	(3,716)
Capitalized software development costs	(115)	(198)
Purchases of short-term investments	(21,736)	(14,964)
Proceeds from maturity of short-term investments	26,875	24,500
Net cash provided by investing activities	1,740	5,622

Cash flows from financing activities:
Proceeds from exercise of common stock options	371	151
Proceeds from exercise of common stock warrants	-	750
Repurchase of treasury stock at cost	-	(360)
Net cash provided by financing activities	371	541

Effect of exchange rate changes on cash and cash equivalents	-	(5)

Increase in cash and cash equivalents	4,161	2,512

Cash and cash equivalents at beginning of period	14,925	11,549
Cash and cash equivalents at end of period	$19,086	$14,061

Supplemental Cash Flow information
Accrued purchases of property and equipment	$750	$-

AUDIBLE INC. AND SUBSIDIARY
UNAUDITED SUPPLEMENTAL OPERATING DATA
(Numbers in thousands)

New AudibleListener Membership Reporting:	Q1 2005	Q2 2005	Q3 2005	Q4 2005	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007
Total AudibleListener® Members[1]	186	205	224	245	279	309	345	383	415
Year-over-year	77%	78%	70%	56%	50%	51%	54%	56%	49%
Quarter-over-quarter	18%	10%	9%	9%	14%	11%	12%	11%	8%
New AudibleListener® Members[2]	54	52	60	62	79	65	71	70	72
Year-over-year	143%	136%	107%	59%	46%	25%	18%	13%	-9%
Quarter-over-quarter	38%	-4%	15%	3%	27%	-18%	9%	-1%	3%
Average Monthly Churn in AudibleListener® Members[3]	4.00%	4.70%	5.10%	4.80%	4.60%	3.40%	3.10%	2.50%	3.00%
Cost per New AL	$52	$57	$57	$94	$51	$44	$45	$49	$41
(1) Total number of AudibleListener® members at the end of the period.
(2) Total number of new AudibleListener® members added during the period. Members canceling and rejoining a membership within the same day are counted as one membership.
(3) Churn is defined as member cancellations in the period divided by the sum of members at the beginning of the period plus gross member adds, divided by three months.